                                                                    EXHIBIT 99.1

                                                                   Press Release

[UNITED AUTO LOGO]                                      United Auto Group, Inc.
                                                        13400 Outer Drive West
                                                        Suite B36
                                                        Detroit, MI  48239


Contact: Roger Penske                 Jim Davidson                                 Tony Pordon
         Chairman                     Executive VP -- Finance                      Vice President -- Investor Relations
         313-592-5002                 201-325-3303                                 313-592-5266
                                      jdavidson@unitedauto.com                     Tony.pordon@unitedauto.com

FOR IMMEDIATE RELEASE


                    UNITEDAUTO REPORTS RECORD SECOND QUARTER

                            NET INCOME INCREASED 78%
                        EARNINGS PER SHARE INCREASED 40%

          ------------------------------------------------------------

                     REVENUES INCREASED 25% TO $2.0 BILLION

                    SAME STORE RETAIL REVENUES INCREASED 2.5%

           THIRTEENTH CONSECUTIVE QUARTER OF SAME STORE REVENUE GROWTH

          ------------------------------------------------------------


         DETROIT, MI, JULY 30, 2002 -- United Auto Group, Inc. (NYSE: UAG), a FORTUNE 500 automotive specialty retailer, today announced record results for second quarter 2002 with double-digit growth in revenues, net income and earnings per share. The record results for the quarter were fueled by a 26% increase in retail vehicle sales, a 30% increase in service and parts revenues, a 23% increase in finance and insurance revenues, an improved business mix, gross margin improvement and reduced inventory carrying costs.

         Second quarter revenues increased 25% to $2.0 billion and net income increased 78% to $23.9 million. Earnings per share were $0.56, an increase of 40% over the $0.40 reported in second quarter 2001. Earnings per share reflect a 26% increase in weighted average shares outstanding. Excluding the effect of goodwill amortization, net income and earnings per share in second quarter 2001 would have been $16.2 million and $0.48, respectively. On a comparable accounting basis, net income and earnings per share increased 48% and 17%, respectively, over the prior year.

         During the second quarter 2002, the Company sold two dealerships which have been treated as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144. Income and earnings per share from continuing operations were $22.8 million and $0.53 per share, respectively, representing increases of 72% and 36% over the comparable prior year period. The Company completed the intangible asset impairment assessment required by Statement of Financial Accounting Standards No. 142 and determined that no adjustment to the carrying value of goodwill is required.

         For the six months ended June 30, 2002, revenues increased 23% to $3.6 billion and net income increased 98% to $39.6 million. Earnings per share were $0.96, an increase of 57% over the $0.61 reported in the comparable prior year period. Earnings per share reflect a 26% increase in weighted average shares outstanding. Excluding the effect of goodwill amortization, net income and earnings per share in the six months would have been $25.4 million and $0.78, respectively. On a comparable accounting basis, net income and earnings per share increased 56% and 23%, respectively, over the prior year. Income and earnings per share from continuing operations were $38.4 million and $0.94 per share, respectively, representing increases of 95% and 57% over the comparable prior year period.

         Chairman Roger Penske commented, "This was a very positive quarter for UnitedAuto in which we continued to demonstrate the strength of our business model. I am extremely pleased with another quarter of record revenues, net income and earnings per share. We achieved same store revenue growth for both domestic and foreign nameplates. Importantly, our high margin businesses, service and parts as well as finance and insurance, continued their steady growth. Each of these businesses achieved a 5.8% increase in same store revenues. I remain positive about our business over the balance of the year, and our earnings guidance of $1.80 -- 1.86 per share from continuing operations remains unchanged."

         President Sam DiFeo stated, "I am pleased with the way our people responded to the opportunities presented during the second quarter. Our same store retail gross profit increased 5.1% during the quarter. This is particularly positive given that same store retail revenues increased by 2.5%. Our brand focus and investment in service and parts capacity continues to pay dividends. For example, gross margin increased 50 basis points over second quarter 2001, primarily as a result of the expansion of business and margins in our service and parts operations. We will continue to make the investments necessary to support the growth of our overall business."

         UnitedAuto, which has pursued a strategy based on internal growth from its existing dealerships, as well as from strategic acquisitions, operates 124 franchises in the United States and 68 franchises internationally, primarily in the United Kingdom. UnitedAuto dealerships sell new and used vehicles, and market a complete line of aftermarket automotive products and services.

         UnitedAuto will host a conference call discussing financial results relating to second quarter 2002 on Tuesday, July 30, 2002 at 2 P.M. Eastern time. Advance registration is not required. Participants must call (888) 560-8501 (INTERNATIONAL, PLEASE CALL (712) 257-0455). Calls need to be made shortly before the call is to commence. Please provide the leader's name - ROGER PENSKE - as well as the code UAG2Q. The conference call cannot be accessed without this information. The call will also be simultaneously broadcast live over the Internet through the UnitedAuto website at www.unitedauto.com.

         Statements in this press release may involve forward-looking statements, including forward-looking statements regarding UnitedAuto's future reportable sales and earnings growth potential. Actual results may vary materially because of external factors such as interest rate fluctuations, changes in consumer spending and other factors over which management has no control. These forward-looking statements should be evaluated together with additional information about UnitedAuto's business, markets, conditions and other uncertainties, which could affect UnitedAuto's future performance, which are contained in UnitedAuto's filings with the Securities and Exchange Commission and which are incorporated into this press release by reference.

Media Contact:
Phillip M. Hartz
Senior VP -- Corporate Communications
313-592-5365

UNITED AUTO GROUP, INC.
                                   Consolidated Statements of Income (Unaudited) (Amounts In Thousands, Except Per Share Data)


                                                                                 Second Quarter
                                                                    -------------------------------------
                                                                         2002                       2001
                                                                         ----                       ----
Revenues
  New Vehicles                                                      $ 1,150,085               $   947,057
  Used Vehicles                                                         403,868                   290,970
  Finance and Insurance                                                  46,574                    37,834
  Service and Parts                                                     199,306                   153,439
  Fleet                                                                  29,427                    47,332
  Wholesale                                                             130,147                    88,719
                                                                    -----------               -----------
     Total Revenues                                                   1,959,407                 1,565,351
Cost of Sales                                                         1,680,122                 1,349,779
                                                                    -----------               -----------
     Gross Profit                                                       279,285                   215,572
Selling, General & Administrative Expenses                              221,149                   170,884
                                                                    -----------               -----------
     Operating Income                                                    58,136                    44,688
Floor Plan Interest Expense                                              (8,919)                  (11,154)
Other Interest Expense                                                   (9,976)                   (9,570)
                                                                    -----------               -----------
     Income from Continuing Operations Before Minority
           Interests and Income Tax Provision                            39,241                    23,964
Minority Interests                                                         (509)                     (284)
Income Tax Provision                                                    (15,893)                  (10,425)
                                                                    -----------               -----------
     Income from Continuing Operations                                   22,839                    13,255
Income from Discontinued Operations, Net of Tax
   (Including Gain on Disposal of $1,190)                                 1,050                       150
                                                                    -----------               -----------
     Net Income                                                     $    23,889               $    13,405
                                                                    ===========               ===========
Income from Continuing Operations Per Share                         $      0.53               $      0.39
                                                                    ===========               ===========


Diluted Earnings Per Share                                          $      0.56               $      0.40
                                                                    ===========               ===========
Diluted Weighted Average Shares Outstanding                              42,841                    33,889
                                                                    ===========               ===========
EBITDA (a)                                                          $    55,249               $    41,794
                                                                    ===========               ===========



SAME STORE RETAIL REVENUE

New Vehicles                                                        $   940,140               $   908,659
Used Vehicles                                                           270,718                   277,948
Finance and Insurance                                                    35,234                    33,309
Service and Parts                                                       155,441                   146,902
                                                                    -----------               -----------
      Total                                                         $ 1,401,533               $ 1,366,818
                                                                    ===========               ===========



(a) EBITDA is defined as income from continuing operations before minority interests, income tax provision, other interest expense, depreciation and amortization. Depreciation was $6.0 million and $3.3 million in 2002 and 2001, respectively. Amortization was $4.9 million in 2001.

                             UNITED AUTO GROUP, INC.
                  Consolidated Statements of Income (Unaudited)
                  (Amounts In Thousands, Except Per Share Data)


                                                                                 Six Months
                                                                    -------------------------------------
                                                                       2002                       2001
                                                                       ----                      ----
Revenues
  New Vehicles                                                      $ 2,117,144               $ 1,739,460
  Used Vehicles                                                         713,042                   553,564
  Finance and Insurance                                                  85,358                    70,411
  Service and Parts                                                     366,218                   291,350
  Fleet                                                                  60,750                    81,992
  Wholesale                                                             229,430                   176,111
                                                                    -----------               -----------
     Total Revenues                                                   3,571,942                 2,912,888
Cost of Sales                                                         3,058,935                 2,509,020
                                                                    -----------               -----------
     Gross Profit                                                       513,007                   403,868
Selling, General & Administrative Expenses                              412,024                   325,834
                                                                    -----------               -----------
     Operating Income                                                   100,983                    78,034
Floor Plan Interest Expense                                             (17,404)                  (23,426)
Other Interest Expense                                                  (17,844)                  (19,225)
                                                                    -----------               -----------
     Income from Continuing Operations Before Minority
           Interests and Income Tax Provision                            65,735                    35,383
Minority Interests                                                         (925)                     (298)
Income Tax Provision                                                    (26,383)                  (15,390)
                                                                    -----------               -----------
     Income from Continuing Operations                                   38,427                    19,695
Income from Discontinued Operations, Net of Tax
    (Including Gain on Disposal of $1,190)                                1,173                       280
                                                                    -----------               -----------
     Net Income                                                     $    39,600               $    19,975
                                                                    ===========               ===========
Income from Continuing Operations Per Share                         $      0.94               $      0.60
                                                                    ===========               ===========
Diluted Earnings Per Share                                          $      0.96               $      0.61
                                                                    ===========               ===========
Diluted Weighted Average Shares Outstanding                              41,076                    32,620
                                                                    ===========               ===========
EBITDA (a)                                                          $    94,170               $    70,545
                                                                    ===========               ===========

SAME STORE RETAIL REVENUE

New Vehicles                                                        $ 1,686,132               $ 1,596,004
Used Vehicles                                                           499,290                   502,515
Finance and Insurance                                                    64,562                    58,835
Service and Parts                                                       287,563                   270,068
                                                                    -----------               -----------
      Total                                                         $ 2,537,547               $ 2,427,422
                                                                    ===========               ===========


(b) EBITDA is defined as income from continuing operations before minority interests, income tax provision, other interest expense, depreciation and amortization. Depreciation was $10.6 million and $6.4 million in 2002 and 2001, respectively. Amortization was $9.6 million in 2001.

                             UNITED AUTO GROUP, INC.
                      Consolidated Condensed Balance Sheets
                             (Amounts In Thousands)



                                                               6/30/02                12/31/01
                                                               -------                --------
ASSETS                                                       (unaudited)
Cash and Cash Equivalents                                    $   13,699              $    5,416
Accounts Receivable, Net                                        310,309                 258,266
Inventories                                                     890,378                 641,400
Other Current Assets                                             31,280                  16,434
                                                             ----------              ----------
     Total Current Assets                                     1,245,666                 921,516
Property and Equipment, Net                                     262,791                 185,452
Intangible Assets, Net                                          911,504                 784,149
Other Assets                                                     56,942                  55,459
                                                             ----------              ----------
     Total Assets                                            $2,476,903              $1,946,576
                                                             ==========              ==========
LIABILITIES AND STOCKHOLDERS' EQUITY

Floor Plan Notes Payable                                     $  817,145              $  620,014
Accounts Payable and Accrued Expenses                           277,836                 162,062
Current Portion Long - Term Debt                                 12,204                   4,202
                                                             ----------              ----------
     Total Current Liabilities                                1,107,185                 786,278
Long - Term Debt (a)                                            586,170                 551,840
Other Liabilities                                                97,444                  92,775
                                                             ----------              ----------
     Total Liabilities                                        1,790,799               1,430,893
Stockholders' Equity                                            686,104                 515,683
                                                             ----------              ----------
     Total Liabilities and Stockholders' Equity              $2,476,903              $1,946,576
                                                             ==========              ==========

     (a) Undrawn capacity under the Company's credit facility was $436.5 million as of June 30, 2002.

                             UNITED AUTO GROUP, INC.
                                  Selected Data



                                                   SECOND QUARTER                    SIX MONTHS
                                                   --------------                    ----------
                                               2002              2001           2002            2001
                                               ----              ----           ----            ----
Units
     New Retail Units                          41,657          35,795         77,197          66,168
     Used Retail Units                         20,561          17,610         38,517          33,811
                                               ------          ------         ------          ------
          Total Retail Units                   62,218          53,405        115,714          99,979
                                               ======          ======        =======          ======
Revenue Mix
     New Vehicles                               58.7%           60.5%          59.3%           59.7%
     Used Vehicles                              20.6%           18.6%          20.0%           19.0%
     Finance and Insurance                       2.4%            2.4%           2.4%            2.4%
     Service and Parts                          10.2%            9.8%          10.2%           10.0%
     Fleet                                       1.5%            3.0%           1.7%            2.8%
     Wholesale                                   6.6%            5.7%           6.4%            6.1%
Retail Gross Margin - by Product
     New Vehicles                                8.6%            8.2%           8.6%            8.3%
     Used Vehicles                              10.0%           10.5%          10.5%           10.5%
     Finance and Insurance                     100.0%          100.0%         100.0%          100.0%
     Service and Parts                          47.2%           44.7%          46.6%           44.7%
Gross Profit per Transaction
     New Vehicles                              $2,370          $2,177         $2,356          $2,180
     Used Vehicles                              1,960           1,737          1,939           1,722
     Finance and Insurance                        749             708            738             704
Same Store Retail Revenue Growth
     New Vehicles                                3.5%           10.6%           5.6%            7.2%
     Used Vehicles                             (2.6%)            4.3%         (0.6%)            3.2%
     Finance and Insurance                       5.8%           18.0%           9.7%           14.7%
     Service and Parts                           5.8%            6.7%           6.5%            5.7%
Debt to Total Capital Ratio                       47%             53%            47%             53%